                                                                      EXHIBIT 11

                         DSI TOYS, INC. AND SUBSIDIARY

                       COMPUTATION OF EARNINGS PER SHARE

                                               FISCAL YEAR
                          ------------------------------------------------------
                             1992       1993       1994       1995       1996
                          ---------- ---------- ---------- ---------- ----------
Primary earnings per
 share:
 Net income (in
  thousands)............  $      907 $      362 $      969 $    2,327 $    2,151
 Average common shares
  outstanding during the
  period................   3,500,000  3,500,000  3,500,000  3,500,000  3,500,000
 Add incremental shares
  from assumed exercise
  of warrants using the
  treasury stock method
  at average price......                                                 239,146
                          ---------- ---------- ---------- ---------- ----------
                           3,500,000  3,500,000  3,500,000  3,500,000  3,739,146
                          ---------- ---------- ---------- ---------- ----------
 Earnings per common
  share-primary.........  $     0.26 $     0.10 $     0.28 $     0.66 $     0.58
                          ========== ========== ========== ========== ==========
Fully diluted earnings
 per share:
 Net income (in
  thousands)............  $      907 $      362 $      969 $    2,327 $    2,151
 Average common shares
  outstanding during the
  period................   3,500,000  3,500,000  3,500,000  3,500,000  3,500,000
 Add incremental shares
  from assumed exercise
  of warrants using the
  treasury stock method
  at ending price.......                                                 294,376
                          ---------- ---------- ---------- ---------- ----------
                           3,500,000  3,500,000  3,500,000  3,500,000  3,794,376
                          ---------- ---------- ---------- ---------- ----------
 Earnings per common
  share-fully-diluted...  $     0.26 $     0.10 $     0.28 $     0.66 $     0.57
                          ========== ========== ========== ========== ==========
Supplemental earnings
 per share:
 Earnings used in
  primary EPS
  calculation (in
  thousands)............                                              $    2,151
 Add back interest on
  debt to be repaid from
  proceeds
  (in thousands)........                                                   2,014
 Less - income tax
  effect at 36% (in
  thousands)............                                                    (725)
                                                                      ----------
 Earnings used in
  supplemental EPS
  calculation (in
  thousands)............                                                   3,440
                                                                      ----------
 Shares used in primary
  EPS calculation.......                                               3,739,146
 Plus shares issued to
  retire debt...........                                               2,138,414
                                                                      ----------
 Shares used in
  supplemental EPS
  calculation...........                                               5,877,560
                                                                      ----------
 Supplemental earnings
  per share.............                                              $     0.59
                                                                      ==========
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